FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 29, 2007, among PHILADELPHIA CONSOLIDATED HOLDING CORP., a Pennsylvania corporation (the “Borrower”), the Lenders party to the hereinafter described Credit Agreement, and BANK OF AMERICA, N.A., as Administrative Agent for such Lenders.
RECITALS
     A. The Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of June 30, 2006 (as heretofore modified, amended or supplemented, the “Credit Agreement”). Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Credit Agreement.
     B. The Borrower has requested that the Credit Agreement be amended to extend the Maturity Date and to effect certain other changes to the Credit Agreement, and the Lenders and the Administrative Agent have agreed to such amendments.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
     1. Amendments. Subject to satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is amended as follows:
     (a) The “June 29, 2007” date appearing in the definition of “Maturity Date” is amended to read “June 27, 2008”.
     (b) The “.40%” percentage appearing in Section 2.06 of the Credit Agreement is amended to read “.35%”.
     (c) The “.08%” percentage appearing in Section 2.07 of the Credit Agreement is amended to read “.06%”.
     (d) The “$33,717,004” number appearing in Section 7.08(b) of the Credit Agreement is amended to read “$47,111,908”.
     (e) The “$451,101,175” number appearing in Section 7.08(c) of the Credit Agreement is amended to read “$669,929,554”.
     2. Conditions Precedent to Amendments. The amendments in Section 1 hereof shall be effective as of the date hereof when the Administrative Agent receives:
     (a) counterparts of this Amendment duly executed by the Borrower, the Lenders and the Bank;
     (b) a certificate, dated as of the date hereof, of the Secretary of the Borrower certifying that the attachments to, and the certifications made in, the Secretary’s Certificate dated June 16, 2006, executed and delivered to the Administrative Agent and the Banks in connection with the Credit Agreement, have not been modified or amended and remain in full force and effect;

     (c) an extension and amendment fee in the amount of $10,000, half of which shall be paid to each of Bank of America, N.A. and Wachovia Bank, National Association for its own account;
     (d) payment of all expenses, including legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced to the Borrower on or prior to the date hereof; and
     (e) such other agreements, documents, instruments, and items as the Administrative Agent may reasonably request.
     3. Representations and Warranties. The Borrower represents and warrants to the Bank as follows:
     (a) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action (including pursuant to that certain Action by Unanimous Consent in Writing by the Entire Board of Directors of the Borrower dated June 9, 2006) and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder, or creditor of the Borrower or of any governmental authority having jurisdiction over the Borrower, (ii) violate or conflict with any provision of the articles of incorporation or bylaws of the Borrower, (iii) violate any laws applicable to the Borrower, or (iv) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which the Borrower is a party or by which the Borrower or any of its property is bound or affected;
     (b) all representations and warranties made or deemed made by the Borrower in the Loan Documents are true and correct in all material respects (provided, that any representation or warranty that is expressly qualified by materiality or Material Adverse Effect is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were, as applicable, true and accurate in all material respects or true and correct in all respects on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement;
     (c) no Default or Event of Default has occurred and is continuing as of the date hereof; and
     (d) There has occurred since December 31, 2006, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.
     4. Effect of Amendment. This Amendment is a Loan Document. The amendments effected hereunder are expressly limited to the matters contained herein. Except as amended hereby, the Credit Agreement and the other Loan Documents are unchanged and are hereby ratified and confirmed.
     5. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
First Amendment to Credit Agreement

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.
     7. Parties. This Amendment binds and inures to the benefit of the Borrower, Banks, the Administrative Agent, and their respective successors and permitted assigns.
[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]
First Amendment to Credit Agreement

PHILADELPHIA CONSOLIDATED HOLDING CORP.

By:	/s/ James J. Maguire, Jr.
	Name:	James J. Maguire, Jr.
	Title:	President and CEO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Lau
	Name:	Angela Lau
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Shelly Harper
	Name:	Shelly Harper
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Grainne M. Pergolini
	Name:	Grainne M. Pergolini
	Title:	Director
Signature Page to First Amendment to Credit Agreement